UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2022
WESTERN MIDSTREAM OPERATING, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 14, 2022, Western Midstream Operating, LP (“WES Operating”), a subsidiary of Western Midstream Partners, LP (“WES”), entered into a third amendment (the “Third Amendment”) to its senior unsecured revolving credit agreement (the “RCF”), dated February 15, 2018, among itself, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto to, among other things, (i) extend the maturity date applicable to the loans and commitments of certain lenders totaling $1,600 million to February 14, 2026, (ii) provide for the ability of WES Operating to extend the maturity date by one year on up to two additional occasions, (iii) provide that loans under the RCF with a fixed interest rate for a specified period bear interest based on the Secured Overnight Financing Rate instead of LIBOR, and (iv) add a tier to the facility pricing grid that would increase the all-in drawn pricing (including the facility fee) by 0.25% (or by 0.5% following a Permitted MLP General Partner Removal, as defined in the RCF) if WES’s credit ratings were to drop below BB/Ba2/BB.

As of June 14, 2022, there was $315.0 million outstanding on the RCF (with $5.1 million in outstanding letters of credit). The above summary of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Relationships

Certain of the lenders under the RCF and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services for WES Operating and WES, for which they received or may receive customary fees and expenses. Certain affiliates of such lenders have acted, and may in the future act, as underwriters of certain of WES Operating’s debt issuances and WES’s equity issuances.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Third Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of June 14, 2022, is among Western Midstream Operating, LP (f/k/a Western Gas Partners, LP), as the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto (incorporated by reference to Exhibit 10.1 to Western Midstream Partners, LP’s Current Report on Form 8-K filed on June 21, 2022, File No. 001-35753).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

		By:	Western Midstream Operating GP, LLC, its general partner

Dated:	June 21, 2022	By:	/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer